UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 2, 2008

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2008, The Brink’s Company (the “Company”) entered into a Retirement and Consulting Agreement (the “Agreement”) with James B. Hartough, the Company’s Vice President, Corporate Finance and Treasurer pursuant to which Mr. Hartough will retire from the Company effective June 1, 2008.  Mr. Hartough will continue to serve as the Company’s Vice President, Corporate Finance and Treasurer until June 1, 2008.

Under the terms of the Agreement, Mr. Hartough will provide advisory and consulting services to the Company for a maximum of 90 days from June 1, 2008 until May 30, 2009.  The Company will pay Mr. Hartough a total of $270,000 and will reimburse him for his reasonable expenses incurred in connection with the performance of his advisory and consulting services under the Agreement.  The Agreement also contains customary non-competition, non-solicitation, confidentiality and release of legal claims provisions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Retirement and Consulting Agreement, dated April 2, 2008, between the Company and James B. Hartough.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: April 4, 2008	By:	/s/ Austin F. Reed
Austin F. Reed
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

EXHIBIT                                                      DESCRIPTION

10.1	Retirement and Consulting Agreement, dated April 2, 2008, between the Company and James B. Hartough.

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